EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated April 14, 2004, relating to the financial statements and financial statement schedule which appear in Hughes Supply, Inc.’s Annual Report on Form 10-K for the year ended January 30, 2004. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
June 14, 2004